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                                                                 Exhibit (b)(ii)


                                 PROMISSORY NOTE


$17,000,000.00                                                  PHOENIX, ARIZONA
                                                              DECEMBER    , 2001

      FOR VALUE RECEIVED, UDC Holdings Corp., a Delaware corporation ("Borrower"), promises to pay to the order of Verde Investments, Inc., an Arizona corporation ("Lender"), the principal sum of Seventeen Million and 00/100 Dollars ($17,000,000.00) ("Principal"), and interest thereon at 13.50 % per annum ("Interest"). All payments under this Promissory Note shall be made in United States currency to Lender at 2575 East Camelback Road, Suite 700, Phoenix, Arizona 85016, or at such other address as Lender may designate from time to time.

      1. PURPOSE. The purpose of the loan evidenced by this Promissory Note is to finance Borrower's contribution of funds to its wholly owned subsidiary UDC Acquisition Corp. ("Acquisition Corp.") in connection with the acquisition by Acquisition Corp. of all common stock of Ugly Duckling Corporation ("UDC") not already owned by Borrower and/or Acquisition Corp. (the "UDC Shares"). This Promissory Note is secured, pursuant to a stock pledge and security agreement (the "Security Documents"), by a pledge to Lender of all capital stock of Acquisition Corp. and by the UDC Shares now owned and/or hereafter acquired by Acquisition Corp. and/or Borrower.

      2.    PAYMENT. This Promissory Note shall be payable as follows:

            2.1 Interest only shall be payable on the last day of each calendar month with the first Interest only payment due March 31, 2002.

            2.2 Principal shall be paid at the times and in the amounts of any dividends or other proceeds received by Borrower from UDC. If not sooner paid, then the Principal balance outstanding hereunder, together with all accred and unpaid Interest and other amounts payable hereunder, shall be due and payable in full, without any notice or demand required, on the eighth anniversary of the date of this Promissory Note (the "Maturity Date"). In the event of the sale by Borrower of any equity interest in, or substantially all of the assets of, Ugly Duckling Corporation or any affiliate thereof, the Maturity Date shall be accelerated to the date of such transfer and in such event the Principal balance and all accrued and unpaid Interest and other amounts payable hereunder shall be due and payable in full, without any notice or demand required.

            2.3 The Principal amount of this Promissory Note may be prepaid in whole or in part at any time, without penalty or premium and without any prior notice to Lender, provided that all accrued and unpaid Interest and other charges accrued as of the date of prepayment are also paid in full. Any prepayments shall not delay the due date of any subsequent payment. All payments received by Lender shall be applied first to unpaid Late Charges, as defined herein, then to any other costs, fees or expenses payable by Borrower to Lender, then to accrued and unpaid Interest, and the balance of the payment, if any, shall be applied to the Principal balance. All payments shall be made without deduction or setoff of any kind.

      3. EVENTS OF DEFAULT. Borrower shall be in default under this Promissory Note if any of the following events occur and, if a cure period is applicable, Borrower fails to cure the event of default within the applicable cure period.
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            3.1   Borrower fails to pay when due, whether due upon a scheduled payment date or due upon acceleration, any amount payable under this Promissory Note or the Security Documents and such event of default is not fully cured within five (5) days after delivery of written notice to Borrower.

            3.2 Borrower fails to perform when due any other obligation under this Promissory Note or the Security Documents and such event of default is not fully cured within thirty (30) days after delivery of written notice to Borrower.

            3.3 Any warranty or representation of Borrower under this Promissory Note or Security Documents proves to be untrue or inaccurate in any material respect as of the date made.

            3.4 The filing by Borrower of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar statute now or hereafter in effect.

            3.5 An involuntary petition or complaint is filed against Borrower under the federal bankruptcy laws now or hereafter existing or any other similar statute now or hereafter in effect, if such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof.

      4. REMEDIES. Upon the occurrence of any event of default Lender shall have all of the following rights and remedies:

            4.1 If the event of default is the failure to pay when due any amount payable under this Promissory Note and/or the Security Documents, then, without any additional notice or demand, Borrower shall pay a late charge in the amount of five percent (5%) of the amount not paid when due to compensate Lender for the expense and inconvenience of the failure to pay amounts when due (the "Late Charge"). The Late Charge shall be immediately due and payable. The assessment and payment of the Late Charge shall not cure the event of default nor delay or prevent Lender from enforcing all other rights and remedies.

            4.2 Lender may declare all amounts due under this Promissory Note immediately due and payable in full, all without additional notice or right to cure the event of default.

            4.3 Lender may exercise all rights and remedies as a secured party under the Uniform Commercial Code pursuant to the Security Documents.

            4.4 Additionally, alternatively and cumulatively, Lender may exercise and enforce all other rights and remedies that Lender may be legally or equitably entitled to exercise or enforce.

            4.5 If an event of default occurs and if an attorney is retained by Lender to enforce this Promissory Note, to exercise any of Lender's remedies or to represent Lender in any legal action relating to this Promissory Note or the Security Documents, then Borrower shall pay to Lender all reasonable attorney's fees and costs incurred by Lender, whether or not any judicial proceeding has been commenced.

      5. INDEMNIFICATION. To the fullest extent permitted by law, Borrower shall indemnify, defend and hold harmless the Lender from any and all claims, demands, causes of action, liability, loss, cost or damage of any kind or nature on account of any matter or thing or action or failure to act, whether in suit or not, arising out of or in connection with Borrower's acquisition of UDC made or alleged by any person other than Lender (the "Third Party Claims"). The obligations of Borrower to indemnify Lender
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against Third Party Claims pursuant to this section shall survive the payment of all amounts due under the Stock Purchase Documents.

      6. WAIVERS BY BORROWER. The Borrower unconditionally and irrevocably waives all defenses to the enforcement of this Promissory Note including, without limitation the following:

            6.1 All presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor and notices of acceptance.

            6.2 Any right to acquire the Lender to proceed against or exhaust any security held by the Lender at any time or to pursue any other remedy whatsoever at any time, including without limitation, any rights of Borrower under any law, rule, arrangement or relationship to require or compel Lender to pursue any other remedy whatsoever.

            6.3 The defense of any statute of limitations effecting the liability of the Borrower to Lender or the liability of any guarantor or the enforcement of any of the Stock Purchase Documents to the extent permitted by law.

            6.4 Any disability of the Borrower or any guarantor, any manner in which the Lender has exercised its rights and remedies under any agreements between Borrower and Lender or any cessation from any cause whatsoever of the liability of the Borrower or any guarantor or any other person.

      7. NOTICE. Any notice to Borrower provided for in this Promissory Note shall be given by personal delivery, by United States mail, by "overnight" delivery service or by telephonic facsimile transmission, all to the address of Borrower stated herein. Notices shall be deemed delivered and received upon actual receipt in the case of personal delivery, within three (3) days after deposit into the United States mail or within twenty-four (24) hours after delivery to an "overnight" delivery service or telephonic facsimile transmission.

      8. LEGAL ACTIONS. The validity, interpretation, effect and enforcement of this Promissory Note shall be governed by the laws of the State of Arizona. Any legal actions in connection with this Promissory Note shall be brought and prosecuted in a court of competent jurisdiction in Maricopa County, Arizona and Lender, Borrower and all guarantors and endorser, if any, of this Promissory Note consent to the jurisdiction and venue of such court. BORROWER VOLUNTARILY WAIVES TRIAL BY JURY IN ANY LEGAL ACTIONS RELATING TO THIS PROMISSORY NOTE OR THE LOAN DOCUMENTS.

      10. TIME. Time is of the essence of each term of this Promissory Note. However, any action required hereunder on a day other than a business day shall be deemed performed timely if taken on the next business day.

      11. NATURE OF OBLIGATION. This Promissory Note evidences a commercial loan and not a consumer loan. This Promissory Note is the joint and several obligation of each Borrower and any and all guarantors if any and the dissolution, death, insolvency or bankruptcy of any one of said parties shall neither prevent nor limit the enforcement of this Promissory Note against each Borrower and any and all guarantors, if any or the assets of Borrower and any and all guarantors, if any. This Promissory Note shall be enforceable by and against the successors and assigns of Lender and Borrower.
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                                        Borrower:

                                        UDC Holdings Corp.,
                                        a Delaware corporation
                                        2575 East Camelback Road, Suite 700
                                        Phoenix, Arizona  85016
                                        Fax:  602-778-5025

                                        By:
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                                        Name:
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                                        Its:
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